SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of earliest event reported):

March 1, 2004

DUKE CAPITAL LLC

(Exact name of registrant as specified in its charter)

DELAWARE	0-23977	51-0282142
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

526 South Church Street Charlotte, North Carolina	28202-1904
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 704-594-6200

DUKE CAPITAL CORPORATION

(Former name or former address, if changed since last report.)

Item 5. Other Events.

On March 1, 2004, Duke Capital Corporation, a Delaware corporation (the “Corporation”) and a wholly owned subsidiary of Duke Energy Corporation (NYSE: DUK), announced in a press release that it had changed its form of organization from a corporation to a Delaware limited liability company. The change in form of organization was effected by conversion pursuant to Section 266 of the General Corporation Law of the State of Delaware and Section 18-214 of the Delaware Limited Liability Company Act. Pursuant to the conversion, all rights and liabilities of the Corporation vested in Duke Capital LLC, a Delaware limited liability company (the “Company”).

As a result of the conversion, the securities listed below, which are listed on the New York Stock Exchange, were vested in the Company and have been deemed registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, by operation of paragraph (a) of Rule 12g-3 thereunder:

8 3/8% Trust Preferred Securities issued by Duke Capital Financing Trust III and guaranteed by Duke Capital LLC

4.32% Senior Notes due 2006

The press release, the Corporation’s Certificate of Conversion, and the Company’s Certificate of Formation and Limited Liability Company Agreement are filed herewith as exhibits.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

The following exhibits are filed herewith:

2.1	Certificate of Conversion of Duke Capital Corporation

3.1	Certificate of Formation of Duke Capital LLC

3.2	Limited Liability Company Agreement of Duke Capital LLC

99.1	Press release dated March 1, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE CAPITAL LLC

By:	/s/ Myron L. Caldwell
Myron L. Caldwell
Vice President and Treasurer

Dated: March 3, 2004

EXHIBIT INDEX

Exhibit	Description
2.1	Certificate of Conversion of Duke Capital Corporation

3.1	Certificate of Formation of Duke Capital LLC

3.2	Limited Liability Company Agreement of Duke Capital LLC

99.1	Press release dated March 1, 2004